EXHIBIT 10.4

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of October __, 2012  (this “Agreement”), by and between by Intellicell Biosciences, Inc., a Nevada corporation (“Company”) and each of the purchasers listed on Schedule A attached hereto (individually, a “Purchaser” and collectively, the “Purchasers”), amends (i) that certain securities purchase agreement by and between the Company and each of the Purchasers (collectively, the “Purchase Agreement”), (ii) the certificate of designation (“Certificate of Designation”) for the shares of series D convertible preferred stock, par value $0.01 per share (“Series D Preferred Stock”) and (iii) the warrant to purchase shares of common stock issued to each Purchaser in the name and amount as set forth on Schedule A attached hereto (each a “Warrant,” and collectively the “Warrants,”  and together with the Purchase Agreement and the Certificate of Designation, the “Prior Agreements”).

W I T N E S S E T H:

WHEREAS, between October 2011 and January 2012, the Purchasers entered into the Purchase Agreement with the Company pursuant to which the Company sold (i) an aggregate of 56,500 shares of Series D Preferred Stock, each share of Series D Preferred Stock having a stated value of $20.00 per share (the “Stated Value”) and convertible into ten (10) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) Warrants to purchase an aggregate of 565,000 shares of Common Stock, for aggregate gross proceeds of $1,130,000;

WHEREAS, the Company and the Purchasers have agreed to certain amendments to the Prior Agreements subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual benefits accruing to Purchasers and Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.           DEFINITIONS.

Defined terms not herein defined shall have the meaning set forth in the Purchase Agreement.

2.           WAIVER.

The Purchasers hereby waive any defaults or breaches that may have resulted on or prior to the date hereof under the Prior Agreements.

3.           AMENDMENTS.

3.1           Amendment to the Purchase Agreement.

(a)           Subject to Section 3.4, Section 4.12 of the Purchase Agreement is hereby deleted in its entirety.

(b)           Subject to Section 3.4, Section 4.16 of the Purchase Agreement is hereby deleted in its entirety.

3.2           Amendment of the Certificate of Designation.

(a)           Subject to Section 3.4, Section 6(b) of the Certificate of Designation is hereby amended and restated in its entirety to be and read as follows:

“b)           Exercise Price.  The conversion price for the Preferred Stock shall equal $0.33, subject to adjustment herein (the “Exercise Price”).

(b)           Subject to Section 3.4, Section 7(b) of the Certificate of Designation is hereby amended and restated in its entirety to be and read as follows:

“b) Intentionally Omitted”

(c)           Subject to Section 3.4, Section 7(e) of the Certificate of Designation is hereby amended and restated in its entirety to be and read as follows:

“e) Intentionally Omitted”

(d)           Subject to Section 3.4, Section 10(a), Negative Covenants, of the Certificate of Designation is hereby amended and restated in its entirety to be and read as follows:

“a) Intentionally Omitted”

(e)           Subject to Section 3.4, by executing this Agreement, the Holder hereby provides its consent to allow the Company to create another series of preferred stock which ranks pari passu as to dividends, redemption or distribution of assets upon Liquidation with the Series D Preferred Stock and hereby consents to the Company filing an amendment to the Certificate of Designations reflecting the changes set forth herein.

3.3           Amendment to the Warrants.

(a)           Subject to Section 3.4, Section 2(b) of the Warrants is hereby amended and restated in its entirety to be and read as follows:

“b)           Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.75, subject to adjustment hereunder (the “Exercise Price”).

(b)           Subject to Section 3.4, Section 3(b) of the Class B Warrants is hereby amended and restated in its entirety to be and read as follows:

“b) Intentionally Omitted”

3.4           Effective Date of Amendments.  This Amendment will not be binding unless and until it has been executed by (i) in the case of the amendments set forth in Sections 3.1 and 3.2 above, Purchasers, who are set forth of Schedule A annexed hereto, holding at least 51% of the Stated Value of the then outstanding shares of Series D Preferred Stock execute this Agreement and (ii) in the case of the amendments set forth in Section 3.3 above, each Purchaser set forth of Schedule A annexed hereto executes this Agreement (the “Effective Date”).

3.5           Effect on Prior Agreements. Subject to the consents and amendments provided herein, all of the terms and conditions of the Prior Agreements shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  Except as amended hereby, the terms and provisions of the Prior Agreements shall remain in full force and effect, and the Prior Agreements are in all respects ratified and confirmed. On and after the date of this Agreement, each reference in the Prior Agreement to the "Purchase Agreement:”, the “Certificate of Designation," the “Warrant,” the “Warrants,” "hereinafter," "herein," "hereinafter,", "hereunder," "hereof," or words of like import shall mean and be a reference to the each of the Prior Agreements as amended by this Agreement.

4.          MISCELLANEOUS.

4.1           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares or the Warrants.

4.2           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

4.3           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

4.4           Counterparts/Execution.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

4.5	Further Assurances

. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.6           Notices.  Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall delivered in accordance with the terms of the Purchase Agreement.

4.7           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.

4.8           Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by Purchasers and Company.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4.9           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10           Independent Nature of Purchasers' Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Prior Agreements.

4.11           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

4.12           Re-Issuance of Warrants. Upon the written request of either any of the Purchasers or the Company, each party shall use commercially reasonable efforts to deliver the instruments representing the original Warrants to the Company in exchange for replacement instruments that reflect the revised terms of such securities as set forth in this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

.
COMPANY:

INTELLICELL BIOSCIENCES, INC.

By:
Name: Steven A. Victor
Title: Chief Executive Officer

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[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO SVFC AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _____________________________________________
Signature of Authorized Signatory of Purchaser: ______________________
Name of Authorized Signatory: ____________________________________
Title of Authorized Signatory: _____________________________________
Email Address of Authorized Signatory: _____________________________
Fax Number of Authorized Signatory: _______________________________

Shares of Series D Preferred Stock:____________
Warrant to Purchase Shares of Common Stock: ________________

[SIGNATURE PAGES CONTINUE]

SCHEDULE A

Purchaser	Aggregate Number of Shares of Series D Preferred Stock	Aggregate Number of Warrant Shares